UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2015

PLASMATECH BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9314	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4848 Lemmon Avenue, Suite 517, Dallas, TX                                                                                                75219
       (Address of principal executive offices)                                                                                                (Zip Code)

(214) 905-5100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 7, 2015, the shareholders of PlasmaTech Biopharmaceuticals, Inc. approved the 2015 Equity Incentive Plan, under which 5,000,000 shares of common stock shall be available for issuance to our officers and employees, non-employee members of our board of directors, as well as independent consultants and advisors in our employ or service.

The 2015 Equity Incentive Plan was filed as Exhibit 4.1 with our Form S-8 on May 11, 2015.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 7, 2015, the Board of Directors of the Company elected Todd Wider, M.D., 50, as director of the Board effective as of May 7, 2015.

Dr. Todd Wider is a plastic surgeon with a hospital appointment with St. Luke’s/Roosevelt Hospital in New York City. He is also an Analyst with Perceptive Advisors from 2006 to the present in the biotechnology/medical device sector. Prior to this Dr. Wider was a consultant and analyst for other companies in this same sector. Dr. Wider holds a M.D. from Columbia College of Physicians and B.A. from Princeton University.

Item 9.01    Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	2015 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 of our Form S-8 filed May 11, 2015)

* Management contract or compensatory plan required to be filed as an Exhibit to this Form pursuant to Item 15c of the report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plasmatech Biopharmaceuticals, Inc.
(Registrant)

By:   /s/ Stephen B. Thompson
       ------------------------------
                                                                                  Stephen B. Thompson
Vice President Finance
Chief Accounting Officer

Date:  May 12, 2015

EXHIBIT INDEX

Exhibit Number

10.1*	2015 Equity Incentive Plan (incorporated by reference to Exhibit 4.1 of our Form S-8 filed May 11, 2015)

* Management contract or compensatory plan required to be filed as an Exhibit to this Form pursuant to Item 15c of the report.